UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 19, 2018

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 19, 2018, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2019) and discretionary 2018 cash bonuses for each of the Company’s named executive officers.

Name and Title	2019 Base Salary	2018 Bonus Award[1]
Paul J. Borden Vice Chairman	$406,557	$261,958	[2]
Christian E. Foulger President	$357,000	$257,519
John Kent Aden, Jr. Vice President	$332,623	$259,783
Erin N. Ruhe Vice President, Treasurer and Controller	$243,935	$207,175

1	Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $11,958 for Mr. Borden, $7,519 for Mr. Foulger, $9,783 for Mr. Aden and $7,175 for Ms. Ruhe.
2	Does not include any potential gross-up bonuses for Mr. Borden for any reimbursements for taxes payable on travel, commuting or lodging expenses.

The Compensation Committee also approved a retroactive increase to Mr. Foulger’s 2018 base salary to $350,000, which was previously reported as $250,628.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2018

HOMEFED CORPORATION

/s/ Erin N. Ruhe
Name:	Erin N. Ruhe
Title:	Vice President, Treasurer and Controller